Table of Contents

As Filed with the Securities and Exchange Commission on August 4, 2022

Registration Number 333-264308

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment 6)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MEDIES

(Exact name of registrant as specified in its charter)

Wyoming	7812	98-1651594
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

4 Fall Park Court, Leeds, West Yorkshire LS13 2LP, United Kingdom
+44 7967 396263
medies@mail.com

(Address and telephone number of registrant's principal executive offices)

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which states explicitly that this registration statement shall thereafter become effective per section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

MEDIES

10,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial offering of Common stock of MEDIES, and no public market exists for the securities being offered. MEDIES is offering for sale a total of 10,000,000 shares of its Common Stock on a "self-underwritten" best effort basis. We will offer the shares at a fixed price of $.01 per share, for the total amount of the offering of $100,000 net. We will offer them for a period not to exceed 270 days from the date of this prospectus; unless extended by our Board of Directors for an additional 90 days.

$0.01 x 10,000,000 = $100.000

There is no minimum number of shares required to be sold by the Company to access the funds. However, there is a projected minimal threshold for us to implement our plan of operations. See the "Use of Proceeds" and "Plan of Distribution" sections for additional relevant information.

MEDIES intends to have its common stock listed for quotation on the Over-the-Counter Bulletin Board after the closing of the offering. However, there is presently no public market for our common stock, nor an active trading market for our securities may ever develop. Even if our trading market for our security is established, it may not be sustained. Furthermore, we will require the assistance of a market-maker to apply for quotation; but there is no guarantee that a market-maker will agree to assist us. There is no assurance that we will successfully develop a public market.

MEDIES is a development stage start-up company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.

Investing in our Class common stock involves risks. Before investing in our shares, you should carefully read this prospectus, particularly the Risk Factors section, beginning on page 6.

MEDIES qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”).

Neither the U.S. Securities and Exchange Commission nor any State securities division has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING PURCHASE OF THE GIVEN SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated June 21, 2022

i

MEDIES

4 Fall Park Court Leeds West Yorkshire LS13 2LP United Kingdom

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements, and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise requires, “MEDIES,” “we,” “us,” “our,” or “the Company” refer to MEDIES, a Wyoming corporation.

General Information About Our Company

MEDIES was incorporated in Wyoming on February 08, 2022. The Company currently has no revenue, and has incurred losses since its inception. MEDIES owns assets in the form of physical and intellectual property. These assets include a web-based digital platform called Meta Movement and advanced film production kit, as well as specialist film production devices. Furthermore, MEDIES owns intangible property in the form of a unique business plan, and Art-Tech NFT token. MEDIES is a development-stage company, formed to commence operations concerning a unique motion picture streaming service in the domain of visual arts and metaverse. We maintain our statutory registered agent’s office at Wolters Kluwer, 1908 Thomes Avenue, Laramie County, Cheyenne, Wyoming 82001-3527.

Through our SVoD platform (Subscription Video on Demand), we plan to provide a novel type of service within the scope of online film streaming industry and the metaverse network. Via motion and still pictures, Meta Movement aims to connect creative artists and dancers, through the development of the latest digital tech material, especially metaverse technologies. We intend to attract visual artists and professionals of the dance world to contribute to video and static or fluid image content accumulation. The revenue will be generated mainly from subscriptions to our website by audiences from around the globe: our customers. MEDIES’ Meta Movement web-platform will also provide services such as art criticism and film distribution, all within the context of artistic visual craft. Currently, however, our website and platform are not fully developed nor operational. Furthermore, right now, MEDIES has neither customers nor clients.

MEDIES’ financial statements for the annual year ended February 28, 2022 & for the quarter ended May 31, 2022 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Prospective buyers of MEDIES’ shares should read the Report of Independent Registered Public Accounting Firm under the Financial Disclosure section which includes the auditor’s statement that MEDIES has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. Also, the Company has accumulated financial loss from inception. In the auditor’s opinion these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. In order to continue as a going concern, the Company will need, among other things, additional capital resources. Please refer to page F-7 for a more comprehensive disclosure on this matter.

1

As of February 28, 2022, the Company had $400 and $ 65,572 in total assets. Company relies on loans from its Director of the Company, Mr. Kenneth Tindall. As of the most recent audit, February 28, 2022, the Company owes Mr. Tindall $40,311 through the related party loans. This loan is unsecured, interest-free, and is payable upon demand, but not before February 10, 2024. The Company’s total current liabilities & total liabilities are $40,311 and $65,811 respectively.

As of May 31, 2022, the Company has $400 as cash on hand and relies on loans from its Director of the Company, Mr. Kenneth Tindall. The company’ total assets are $61,402. As of May 31, 2022, the Company owes Mr. Tindall $43,811 through the related party loans. This loan is unsecured, interest-free, and is payable upon demand, but not before February 10, 2024. The Company’s total current liabilities & total liabilities are $46,080 and $71,580 respectively.

2

THE OFFERING

The following information is a summary of this offering.

Securities Being Offered:	10,000,000 shares of common stock, par value $.0001

Offering Price per Share:	$0.01

Offering Period:	The shares are being offered for a period not to exceed 270 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Projected Net Proceeds to Our Company:	$100,000

Intended Use of the Proceeds:	We plan to use the proceeds to start up and expand our business operations.

Number of Shares Outstanding Before the Offering:	4,000,000

Number of Shares Outstanding After the Offering:	14,000,000 if all shares are sold

Our officer, director, control person, and/or affiliates do not intend to purchase any shares in this offering. Please also see the Plan of Distribution section for additional information directly related to this subsection.

3

SELECTED HISTORICAL FINANCIAL DATA

The Following financial information summarizes the more complete historical financial information in the later sections of this prospectus.

Balance Sheet

As of February 28, 2022
Total Assets	$65,572
Total Liabilities	65,811
Stockholders’ Deficit	$(239)

Income Statement

For the period from February 08, 2022 to February 28, 2022

Revenue	$–
Total Expenses	639
Net Loss	$639

Balance Sheet

As of May 31, 2022
Total Assets	$61,402
Total Liabilities	71,580
Stockholders’ Deficit	$(10,178)

Income Statement

Three months ended May 31, 2022

Revenue	$–
Total Expenses	9,939
Net Loss	$9,939

4

CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense, or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•	trends affecting the Company's financial condition, results of operations or future prospects
•	the Company's business and growth strategies
•	the factors that we expect to contribute to our success and our ability to be successful in the future
•	our business model and strategy for realizing positive sales result
•	competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;
•	expenses
•	our expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on our financial results
•	the impact of new accounting pronouncements on our financial Statements
•	that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months
•	our market risk exposure and efforts to minimize risk
•	our overall outlook including all statements under MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
•	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and
•	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance. They involve significant risks and uncertainties. Should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•	the Company's inability to raise additional funds to support operations and capital expenditures
•	the Company's inability to effectively manage its growth
•	the Company's inability to achieve greater and broader market acceptance in existing and new market segments
•	the Company's inability to successfully compete against existing and future competitors
•	the effects of intense competition that exists in China design industry
•	the economic downturn and its effect on consumer spending
•	the risk that negatives industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period
•	the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters
•	the effects of energy price increases on our cost of operations and our revenues
•	financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the software industry
•	other factors described elsewhere in this Prospectus, or other reasons.

Again, potential investors are urged to consider such factors carefully. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

5

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative. We believe the following are primary material risks existing in this business, which you should consider if you decide to purchase shares in this offering. The potential risks and uncertainties stated below may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of or now consider immaterial that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to Our Financial Condition

We have yet to earn any revenue, and our ability to sustain our operations depends on raising funding.

The success of our business is dependent on our ability to obtain financing and generate profit. The finances required to develop our plan fully cannot be predicted with certainty and may exceed any estimates we set forth. These factors raise doubt that we will continue as a going concern. Any financial changes on the market of the video streaming industry, consumer interest in arts, dance, metaverse, and film production, could curb our ability to raise additional funds. If we fail to raise the sufficient capital we need, we will not complete our business plan. As a result, we may have to liquidate our business, and investors in our business may lose their money. You should consider our independent registered public accountant's comments when assessing the risk of investing in our company.

Our company's operating history is minimal.

We have no considerable operating history upon which an investor can evaluate our prospects. MEDIES registered as a corporation only in the first quarter of 2022, making its operational history as a business entity extremely short. A young business such as ours is unlikely to give the potential investor much of a historical basis on which they could decide on whether investing in it is good or not. Therefore, investing in MEDIES shall qualify as a risky investment practice.

Currently, MEDIES' shares have neither liquidity nor a trading platform.

There is presently no public market in our shares, and an active trading market in our securities may not develop or, if set, may not be sustained. We intend to have an application filed on our behalf by a market maker for admission to the quotation of our securities on the Over-the-Counter Bulletin Board ("OTC") after this prospectus is declared effective by the SEC. There can be no assurance that we will successfully develop a public market or have our common stock quoted on a quotation facility such as the OTC. There are risks associated with obtaining a quotation, including that broker-dealers not willing to make a market for our shares or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC and similar quotation services are often characterized by low trading volumes and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be challenging for investors to find a buyer for their shares in our Company.

Our debt is growing.

MEDIES has not yet commenced business operations; and has not yet realized any revenues. We expect to incur operating losses in the nearest future as we incur significant expenses associated with the start-up operations. We cannot guarantee that we will be successful in realizing revenues or achieving and sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of the business or seeking additional capital through loans or additional sales of our equity securities to sustain business operations. Such deals would likely decrease the value of any shares you purchase in this offering.

6

Our resources to stay in business in the next 12 months are not guaranteed.

Although a considerable part of our funding is promised to be supplied by our Director, Kenneth Tindall, this is not a guarantee that we will have enough funds to remain in business in the next year. Similarly, there is no assurance that we will generate any revenue in the first 12 months before or after the completion of our offering. An investor should realize there is no certainty that we will ever generate any revenue.

Risk Related to the Management of MEDIES

The loss of our director would harm the company.

MEDIES is being built on the unique resume, knowledge, and experience of our sole officer/director Kenneth Tindall. Suppose for any reason Mr. Tindall is no longer with the Company. In that case, our business is likely to either cease its existence, or it would work to the Company's detriment to have somebody else in his position. This would likely lessen investors' chances to gain profit in this venture.

The management of our Company has no experience in overseeing the operations of a public company.

Our Director is new in this type of business. Although he has expert knowledge within the field of business he pursues, he has never overseen a publicly reporting corporation. Any investor should consider this aspect of the given business when deciding if they should invest in it. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of guidelines by the SEC that increase the responsibilities and liabilities of directors and executive officers. The perceived heightened personal risk associated with these changes may deter qualified individuals from accepting management roles in our company. This could curtail the company from growing and becoming a profitable business.

The management of MEDIES has limited knowledge of the processes of financial reporting.

Our director has never engaged with the financial reporting requirements of a publicly registered company. He has obtained all the knowledge of financial reporting in different fields at a scale less rigid to the PCAOB audit requirements. An investor should remember that a public financial reporting of a company is an essential factor in running this company. Any non-compliance in this regard is likely to harm MEDIES's business.

No independent directors have been appointed in our company.

MEDIES has no independent director nor an independently elected management board. As such, anyone thinking of investing in MEDIES should know that currently, there are no independent outside directors or existing managers without personal interest in the company's current way of doing business. Independent outside directors could bring new insights and balance to a team. However, right now, this is not the case.

The management holds and controls the company's voting securities.

Currently, Kenneth Tindall holds 100% of the outstanding shares of the Company. Even if all the registered shares are sold in this offering, Mr. Tindall will still hold a substantial proportion of the voting securities, which would be 28.57% of MEDIES’ stock. This means that Mr. Tindall will inevitably retain a significant voting interest in the Company.

Risk associated with MEDIES’ related-party loan with Mr. Tindall.

As of February 28, 2022 & May 31, 2022, the Company has a substantial related-party loan of $40,311 & $43,811 respectively. The term of the loan is that it is due upon demand after February 10, 2024, it is unsecured and interest-free. For the Public Company Accounting Oversight Board although related-party transactions, such as those involving directors, executives and their family members, are not necessarily bad, they do raise concerns about possible risks, including misstatement or omission in financial reports. This, as a result draws additional scrutiny by independent public auditors set by the PCAOB standards. The additional risk that the given loan carries is that the ‘due upon demand’ provision allows Mr. Tindall to demand repayment at any time after February 10, 2024. This generates a credit risk for the Company through the possibility of a loss resulting from MEDIES’ inability to meet contractual obligations. Although untimely demand for the repayment would play against Mr. Tindall’s interest in the Company’s growth, if it does occur it would be a detrimental to the business.

7

Risks Related to the Issuers Products and Services

There are a number of possible internal and external factors causing decreased demand for our company's services and products.

Many possible causes could curtail demand for MEDIES's products or services. These factors include our director's ability to perform the planned processes for the business, faulty infrastructure, and unsuccessful marketing initiatives. Furthermore, the industry we are attempting to fill in a gap is niche and competitive. The significant players in our prospective market, such as Mubi, Groovy Gecko, and Qello Concerts, could exercise their current monopoly powers and push MEDIES out of business. Additionally, given that the global lockdowns caused by the Covid-19 might be coming to an end, there could be a diminished interest in both online services and video watching demand. These factors, should they occur, are likely to impact whether you will make or lose money by investing in MEDIES – and therefore, an investor should weigh the chances accordingly.

Currently, our company has neither customers nor clients.

At present, MEDIES, with its digital platform, Meta Movement, has neither customers nor clients. Our business venture entirely depends on the number of possible clients willing to obtain our services and the number of customers who purchase our products. Moreover, our website is not fully developed or operational yet. Should we not attract either of those, our business is likely to fail, and our investors could lose part or all of the funds they have invested in it.

Availability of suppliers for our product is not certain.

Although our Director has a network of firms and individuals within the art, dance, and film world that could potentially engage with our Meta Movement project, it is uncertain if they eventually will do so. It is impossible to quantify precisely how many potential suppliers we need there are on the market. These uncertainties make our securities a risky and speculative investment.

Our intellectual property is not legally protected yet.

The seed of our business venture is partially based on the intellectual property we own. Although it is in the process of obtaining it, MEDIES currently does not have any legal protection of its property in the form of copyright, patent, or trademark protection. We may not protect our intellectual property rights worldwide once we obtain them. Should any intellectual property be copied, duplicated, or highjacked, this would be detrimental to our business, and money invested in it could be wasted in legal battle/s protecting our rights.

There are risks related to the company's vulnerable competitive position.

Among the behemoth players in our target industry, such as Peacock, Amazon Prime Video and Hulu, or the industry titan like Netflix, MEDIES is likely to be an underdog on the given market. Therefore, although we believe in having a certain advantage of inventiveness, we expect our competitors to try to undermine us. An investor should weigh their chances of making profit when considering investing in our venture among such dominant players.

8

General Risk Factors

Risks Associated with This Offering

The trading in our shares will be regulated by the sec rule 15g-9, which establishes the definition of a "penny stock." This results in having potentially fewer qualified investors buying our shares, and therefore generating a less liquid market for our stockholders to trade their shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934 and the rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets over $5,000,000 or individuals with a net worth above $1,000,000 or with an annual income exceeding $200,000, or $300,000 (jointly with a spouse), or through transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must determine suitability for each purchaser and receive the purchaser's written agreement before the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, as well as the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the SEC. Consequently, the penny stock rules may make it difficult for investors to resell any shares they may purchase.

MEDIES is selling its stock in this offering without an underwriter and may not sell any shares. Unless we successfully sell at least 25% of the shares, thus attracting $25,000 in funding, we may have to seek alternative financing to implement our business plans or cease this business venture.

This offering is self-underwritten, meaning we are not going to engage the services of an underwriter to sell the shares; we intend to sell these through our sole officer/director. He will offer the shares to family and friends and other acquaintances and business associates. Although our director does not seek to receive a commission from the given process, this should not have a significant positive impact on whether he will raise funds from the sale of the shares offered.

An investor in our shares will incur immediate and substantial dilution of the price they pay for your shares.

Our sole officer and director purchased his 4,000,000 shares at $0.0001 per share. Investors in our shares will pay for the shares at the price of $0.01 per share. Accordingly, any investment the investor makes in these shares will result in the immediate and substantial dilution of those shares' net tangible book value. Upon completion of the offering, the net tangible book value of the shares in this offering could be as low as $0.0047 per share, which is by $0.0019 less than what a typical investor would have paid for them.

We will be holding all proceeds from the offering in our bank account. There is no guarantee that all of the funds used as outlined in the Use of Proceeds section will be effective for developing the business plan described in this prospectus.

All funds received from the sale of shares in this offering will be deposited into a bank account. We intend to use the proceeds raised in this offering for the uses proposed in the use of proceeds table. The failure of funds used to grow our business effectively could result in unfavorable returns or no income at all. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to fall.

9

Our director will continue to exercise significant control over our operations, which means as minority shareholders, our investors would have no control over certain matters requiring stockholder approval. This factor could affect one's ability to resell MEDIES' shares bought in this offering.

After completing this offering, our Director, Kenneth Tindall, will own 28.57% of MEDIES's stock if all offered shares are sold. If fewer than the maximum shares of the offering are sold, his percentage ownership will be even higher. This will significantly influence the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in company control, or other matters that could affect shareholders' ability to resell their shares. Moreover, Mr. Tindall's interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Financial industry regulatory authority ("FINRA") sales practice requirements may also limit our shareholders' ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Before recommending inexpensive speculative securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit one's ability to buy and sell our shares, harm the market for our shares, and thereby reduce our share price.

We will incur ongoing costs and expenses for SEC public reporting and compliance; without enough cash, we may not remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for this registration statement's estimated cost to be paid from our cash on hand or loan from director. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. As mentioned, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 days grace period if they do not make their required filing during that time. For MEDIES to remain in compliance with the regulators, it will require future revenues to cover the cost of these filings, which could comprise a substantial portion of the Company's available cash resources. If we cannot generate sufficient revenues to remain in compliance, it may be difficult to sell any shares you may purchase from us.

10

USE OF PROCEEDS

If all the shares are sold in this offering the gross proceeds will amount to $100,000. We expect to disburse the proceeds from this offering in the manner as set in the table below. The table shows the intended use of proceeds assuming that 25%, 50%, 75% or 100%, of the shares in this Offering are sold.

Table of key parameters for the business activity of the project

Use of funds	25 000	50 000	75 000	100 000
SEC public reporting costs	9 600	9 600	9 600	9 600
Digital platform development	1 800	6 000	9 600	12 000
Programmers and developers	-	2 400	4 800	7 200
Technical documentation	-	-	1 200	1 200
Filming equipment and software	3 000	7 200	9 600	13 200
Marketing and advertising	3 500	7 200	9 600	13 200
Staff hiring	2 900	6 000	8 400	12 000
VR studio rent	2 400	5 600	9 600	13 200
Office equipment	1 800	4 800	7 200	10 800
Consulting	-	-	2 400	2 400
Market analysis, R @ D	-	-	1 800	1 800
Statistical data acquisition	-	1 200	1 200	1 200
Server equipment rental	-	-	-	1 200
Translation	-	-	-	1 000
Total per 12 months	25,000	50,000	75,000	100,000

25,000

Office equipment
7,2%
VR studio rent
9,6%
Staff hiring
11,6%
Marketing and
14,0%
Filming equipment
12,0%
SEC public
38,4%
Digital platform
7,2%

50,000

Statistical data
2,4%
Office equipment
9,6%
VR studio rent
11,2%
Staff hiring
12,0%
Marketing and
14,4%
SEC public
19,2%
Digital platform
12,0%
Programmers and
4,8%
Filming equipment
14,4%

75,000

Market analysis, R
2,4%
Consulting
3,2%
Office equipment
9,6%
VR studio rent
12,8%
Staff hiring
11,2%
Marketing and
12,8%
SEC public
12,8%
Digital platform
12,8%
Programmers and
6,4%
Technical
1,6%
Filming equipment
12,8%

100,000

Market analysis, R
1,8%
Consulting
2,4%
Office equipment
10,8%
VR studio rent
13,2%
Staff hiring
12,0%
SEC public
9,6%
Digital platform
12,0%
Programmers and
7,2%
Technical
1,2%
Filming equipment
13,2%
Marketing and
13,2%

11

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering or the business development effort to proceed. Kenneth Tindall, our Director, has agreed to loan the Company the start-up capital necessary to cover the shortfalls in our funding. The lower tier of funding presented in the table may not be sufficient to satisfy our factual expenses to execute our plan of operations without relying upon the financial assistance from our Director. The Company does not intend to use a portion of the net proceeds to repay the loans that currently stands at $43,811 as of May 31, 2022. The material terms of the loan are that the loan is unsecured, interest-free, and is payable upon demand after February 10, 2024.

Except for fixed costs, the amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing, and general and administrative costs may vary depending on the business progress and development efforts, general business conditions, and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs. An example of changes to this spending allocation for non-fixed costs includes Management deciding to spend less of the allotment on equipment and more on marketing. Such changes to spending may occur due to seasonal variations in market demand for our services relative to when the funds are received.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the minimum amount of money we would need to implement our business plans. Accordingly, the offering price does indicate the actual value of our securities.

DILUTION OF THE PRICE INVESTOR PAYS FOR ITS SHARES

Dilution shows the difference between the price at the time of the offering and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrarily determined price of the shares being offered. Dilution of the value of the shares an investor purchase is also a result of the lower book value of the shares held by our existing stockholders.

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our Director for common equity since the Company's inception on February 4, 2022. Our Director acquired his 4,000,000 shares in MEDIES at a price of $0.0001. Assuming the entire sale of the stock in the offering, there will be up to 14,000,000 common shares outstanding. The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to February 28, 2022. The following table shows the per share dilution assuming that 25%, 50%, 75% and 100%, respectively, of the primary Offering by the Company is sold.

Dilution Table

Percentage of funding	100%	75%	50%	25%
Amount of new funding	$100,000	$75,000	$50,000	$25,000
Offering price	$0.01	$0.01	$0.01	$0.01
Outstanding Shares after offering	14,000,000	11,500,000	9,000,000	6,500,000
Book value before offering per share	$0.00005	$0.00005	$0.00005	$0.00005
Increase in book value per share after offering	$0.00715	$0.00535	$0.00355	$0.00175
Book value after offering per share	$0.0072	$0.0054	$0.0036	$0.0018
Immediate Dilution per Share to New Investors	$0.0028	$0.0046	$0.0064	$0.0082
Dilution as percentage	28%	46%	64%	82%

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SELLING SECURITY HOLDERS

None of the securities to be registered are to be offered for the account of security holders.

PLAN OF DISTRIBUTION

The Sale of Shares in This Offering is Conducted by Our Director

This is a self-underwritten offering. This Prospectus is part of a disclosure that permits Kenneth Tindall to sell the Shares on behalf of the Company directly to the public. No commission or other remuneration will be payable to him for the Shares he sells in the offering.

There are no plans or arrangements to enter into any contracts or agreements to sell MEDIES’ shares with a broker or dealer. Kenneth Tindall, our Director, intends to offer the shares to friends, family members, and business associates. In offering the securities on the Company’s behalf, Mr. Tindall is guided by The Rule 3a4-1 Safe Harbour of the Securities Exchange Act of 1934, that states the associated person must not be compensated in connection with the sale of the issuer's securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.

Mr. Tindall will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a)	Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and
b)	Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
c)	Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and
d)	Our officer and our director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he
(A)	primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company, other than in connection with transactions in securities; and
(B)	is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and
(C)	has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Kenneth Tindall, our sole officer/director, control person, and affiliate of the same does not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus is deemed effective, and continue for a period not to exceed 270 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

This is a "best-effort" offering and, as such, there is no assurance that we will sell any or all of the shares.

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PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If an investor decides to subscribe for any shares in this offering, they will be required to execute a Subscription Agreement and tender it, together with a check, wire, or other modern means of money transfer to render funds to us. All checks for subscriptions shall be made payable solely to MEDIES.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our authorized capital stock consists of 90,000,000 shares of common stock, at a par value of $0.0001 per share. The holders of our common stock

(i)	have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board of Directors;
(ii)	are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
(iii)	do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights, and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights. This means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they choose so, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. Our present intention is not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

The experts or counsel described below have not been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to February 28, 2022, have been audited by Bush & Associates CPA.  We include the financial statements in reliance on their report, given upon their authority as licensed experts in accounting and auditing.

MEDIES’s Attorney at law Mont E. Tanner, Esq., has formerly opined the validity of the shares being offered and certain other legal matters.

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DESCRIPTION OF BUSINESS

Revenue-Generating Activities and Products and Services

MEDIES’ primary business activity will consist of selling monthly and annual subscriptions to its video streaming platform Meta Movement to the public. Our products and services include streaming, production of films and videos, and film distribution. The business relies on its paying members, so our revenue will depend on broadening the pool of paying members. The aim is to attract viewers by offering unique visual art, dance, and metaverse video content. MEDIES’s revenue stream will be mainly subscription-based. Subscription to Meta Movement will be offered to customers at $9.99 per month, but discounted to $88.88 if the subscriber pays for a year upfront. Further discount will be offered to students at a price of $77.77 for a yearly subscription. A promotional option will be for subscribers to sign up for a free account if they only want to browse our clips database and contribute to discussions and art criticism. Such enticement carries a commercial component, as it will generate monetizing traffic for us, via the pay-per-click feature, as well as product and ad placement.

Concurrently, MEDIES’s digital platform Meta Movement will act as a hub to offer creators, producers, and art-focused brands to connect with one another and enhance the digital film landscape. The tech artists will publish their work on our platform with new virtual reality possibilities. This collaboration will include the production of novel and immersive video experiences. Our digital venue will allow artists to reimagine a new film and filming concept. Meta Movement will supercharge original artistic ideas onto Meta Movement’s creative axis.

Meta Movement plans to curate partner companies and filmmakers in order to deliver new projects and render solutions for VR film creation. It will be congregating different types of photography and videography -- thus giving young artists access to the latest technology applications. MEDIES’ connections within the industry’s specialists and the know-how, headed by our Director Kenneth Tindall, seeks to facilitate these processes.

Status of Development Efforts of Our Products/Services

The Meta Movement project is still in its infancy. We are only at the start of the development of our Meta Movement products and services. MEDIES has purchased full rights for the Meta Movement platform together with its business plan, its brand, and other intellectual property associated with it -- including the trademark that is in the process of being approved by the USPTO. However, the Meta Movement platform has neither launched nor fully developed its digital platform yet. Although we anticipate and plan for a strong brand presence on the world wide web, our marketing, and advertising campaign is yet to be initiated, while the studio space with all the needed additional equipment and specialty software is yet to be fully secured.

MEDIES owns its own Non-Fungible Token: metamovementnft.com. The Company as a creator of a digital content business, finds it to be a rational and valuable asset for a business in our field.

According to https://www.statista.com/statistics/1221742/nft-market-capitalization-worldwide/, the market cap of NFT has shown a rapid development, growing nearly ten-fold between 2018 and 2020. While according to the https://smallbiztrends.com/2022/01/nft.html, 2021 was a year of growth for NFTs, with sales hitting $2.5 billion in the first six month of the year. With such trends in mind, MEDIES finds that, while growing its Meta Movement platform, its business and the brand, the Company holds an intrinsic commercial value in its NFT token. We utilize the token to raise the Company’s presence and recognition, and expect it to be an increasingly liquid asset.

Trends in the Market demand and Competitive Conditions

Our market research indicates that most recently, video streaming services (SVoD) are in higher demand due to COVID-19. We have found the market for video publication and sharing platforms has been rapidly growing for the streaming of virtual content of nearly every genre even in the times before the pandemic. This is a positive indication for our Meta Movement project, as it aims to offer a niche type of video experience that our possible competitors do not offer. We do not find the film streaming providers such as HBOMAX or SHOWTIME to be filling in the gaps in our target market. We find that they do not serve the viewers who seek the most novel video experiences, including VR and metaverse, that amalgamate the domain of video art.

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In support of this finding, Forbes’ analysts state that video is indeed a powerful medium. Arguably, the most powerful and persuasive today. But the one thing that is likely to take the place of video in our world it will be virtual reality or augmented reality technologies:

https://www.forbes.com/sites/tjmccue/2020/02/05/looking-deep-into-the-state-of-online-video-for-2020/?sh=173e8b862eac

According to Statista and Fortune Business Insight Artificial Intelligence Market Size, Share | AI Industry Growth, 2028:

•	Revenue in the Video Streaming (SVoD) segment is projected to reach US$82,431m in 2022;
•	Revenue is expected to show an annual growth rate (CAGR 2022-2026) of 8.90%, resulting in a projected market volume of US$115,920m by 2026;
•	In global comparison, most revenue will be generated in the United States (US$36,517m in 2022);
•	The average revenue per user (ARPU) in the Video Streaming (SVoD) segment is projected to amount to US$69.49 in 2022;
•	In the Video Streaming (SVoD) segment, the number of users is expected to amount to 1,486.8m users by 2026;
•	User penetration will be 15.6% in 2022 and is expected to hit 18.9% by 2026.

Source: Statista

Description of our Human Capital Resources

Our human capital resources may not be extensive, as MEDIES is currently run by a sole officer/director, who occasionally utilizes informal agreements with specialists in our target industry to execute relevant work at no cost. However, his ties to the network of firms and individuals in the target industry, his creative potential, and his qualifications should make up for any shortfall at this infant stage of the business venture. We believe that our business model of admixing the latest tech and high art can attract new and well-qualified personnel, which would aspire to help us grow the business.

Contracts and Agreements

As of the date of this prospectus, we have executed Partnership Agreements with two companies based in England, UK. Our partnership engagement with THE BALLET RETREAT, LTD. was established on February 15, 2022, and is filed as an exhibit to this Registration Statement. Our Agreement with HOUSE OF CREATE, LTD. was signed on February 25, 2022, and is also submitted as an exhibit to this Registration Statement.

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Insurance

We currently do not maintain insurance. We are yet to identify insurance at a good value, that could offer a level of cover to protect our business against the specific risks our company might face.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Kenneth Tindall.

Emerging Growth Company Status under the JOBS Act

MEDIES qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•	The first fiscal year after its annual revenues exceed $1 billion;
•	The first fiscal year after the fifth anniversary of its IPO;
•	The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and
•	The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;
•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

•	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
•	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "roadshow."

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Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;
•	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
•	The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

The election under Section 107(b) of the JOBS Act

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act.  This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

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DESCRIPTION OF PROPERTY

Other than owning Meta Movement brand and website, our assets consist of the following tangible and intangible items:

Equipment

•	Sony Alpha 1 Mirrorless Camera with FE 24-70mm f/2.8 GM Lens
•	Sony A7 camera
•	Canon CN-E 50mm T1.3 L F Cine Lens
•	Epson SureColor P900 17-Inch desktop Photo Printer
•	DJI Ronin 4D 4-Axis Cinema Camera 6K Combo Kit
•	Wonderboom Sound Box

Devices

•	iMac 27 inch (special kitted out )
•	Oculus Quest 2 (VR) x 2
•	LG OLED C1 Series 65” Screen
•	Bose Videobar VB1
•	2021 MacBook Pro with M1 Pro Chip
•	PlayStation 5

Communication

•	iPhone 12 Pro
•	iPhone XR
•	iPad Pro
•	Samsung Galaxy S21 Ultra 5G

Software

•	Final Cut Pro X
•	Da Vinci Resolve
•	PE. (Photoshop)
•	AE. (After Effects)
•	Motion - Multidimensional Motion Graphics
•	MindNode – Diagramming Solution

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LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding, nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board, under the stock symbol MEDE. Please note that any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transaction cost.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
•	toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer's account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our Director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

We do not have a stock transfer agent at this time. We intend to appoint a stock transfer agent following the completion of this offering.

Financial Statements

Our fiscal year-end is February 28. In this prospectus we provide financial statements audited by an Independent Registered Public Accounting Firm; going forward we will be providing them in our annual reports and interim reviews. The audited financial statements for the period from inception to February 28, 2022, can be found on page F-1.

Supplementary Financial Information

Disclosure of material quarterly changes is not applicable to our current financial statements.

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MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

The investor considering investing in our stock should read the following discussion and analysis of our financial condition and results of operations so far, together with our consolidated financial statements and the related notes and other financial information included further forth in this prospectus. Some of the information contained in this discussion and analysis or disclosed elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

As we qualify as an “emerging growth company” under the JOBS Act, we are permitted to and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
•	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have decided to select a consistent election regarding compliance with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Liquidity and Capital Resource

Our cash balance is $400 as of May 31, 2022 and February 28, 2022 and a working capital deficit of $45,680 and $39,911 as of May 31, 2022 and February 28, 2022 respectively. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from our Director, Kenneth Tindall, who has informally agreed to advance funds to pay for the offering costs, filing fees, and professional fees. We anticipate additional internal financing in the near future or later. This type of financing is expected to be based on the similar material terms to the previous loans, which are the loan is unsecured, interest-free, and is payable upon demand after February 10, 2024.

MEDIES owns a website https://metamovement.online. Meta Movement’s intellectual property, including the Meta Movement brand as well as the Meta Movement NFT (non-fungible token), metamovementnft.com, totals in the amount of $25,500. The purchase agreement is filed as Exhibit 10.3 to this Registration Statement. The purchased website allows for a web host streaming feature, which will be its key element. Our digital platform will feature a powerful content management system, enhanced security against hacking and viruses and additional plug-ins for high functionality and improved visualization. Its strong visual and internal technical features will have the capacity to present the Company’s products and services in its best light and generate a large volume of potential customers. The website will contain a number of plug-in features, including the link to our social media platforms deployed for marketing purposes and solid brand expansion.

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As of May 31, 2022 and February 28, 2022, outstanding loan to Mr. Kenneth Tindall, the Company’s sole officer and director is $43,811 and $40,311 respectively, on the terms that the loan is unsecured, interest-free, and is payable upon demand, after February 10, 2024. Our Director, however, has no formal commitment, arrangement, or legal obligation to advance or loan funds to the Company. In order to implement our plan of operations for the next twelve-month period, we budget our expenses on a minimum of $25,000 of funding from this offering. Being a development stage company, we have a very limited operating history. After the twelve-month period, we may need additional financing. We do not currently have any arrangements for additional financing.

For the period from Inception on February 08, 2022, to February 28, 2022, the Company has net cash used in operating activities of $(201), net cash used in investing activities of $(65,610) and net cash provided by financing activities of $66,211. Net cash provided by financing activities comprises of advanced from the Director in the amount of $40,311, proceeds from shares issuance of $400 & Note Payable of $ 25,500. The Company acquired its intangibles with note payable of $25,500 with a due date of February 15, 2024. Note payable issued to the vendor of our intangibles for the amount of $25,500 is filed within the Exhibit 10.3 to this Registration Statement.

For the quarter ended May 31, 2022, the Company has net cash used in operating activities of $(3,500), net cash used in investing activities of $0 and net cash provided by financing activities of $3,500, advanced from the sole executive Mr. Kenneth.

Results of Operations

We have generated no revenue to date of this prospectus, while we have incurred expenses of $9,939 and $639 for the quarter ended May 31, 2022 and for the period ended February 28, 2022 respectively. These expenses mainly include incorporation cost, legal and professional fee, depreciation and amortization expenses. Long-term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on the exact amount of funding needed for our long-term financing. Our full business plan includes activities described in the Plan of Operations tables below.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to cover our expenses. This is because we have not generated revenues and no revenue is anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations through the utilization of the funds as scheduled below:

Plan of Operations

Profit and loss 1 year (USD) - minimum forecast

Use of funds by month	1	2	3	4	5	6	7	8	9	10	11	12	1 year
Proceeds	25 000	0	0	0	0	0	0	0	0	0	0	0	25 000
Operations activities & Costs	2 080	2 080	2 080	2 080	2 080	2 080	2 080	2 080	2 080	2 080	2 100	2 100	25 000
SEC public reporting costs	800	800	800	800	800	800	800	800	800	800	800	800	9 600
Digital platform development	150	150	150	150	150	150	150	150	150	150	150	150	1 800
Filming equipment and software	250	250	250	250	250	250	250	250	250	250	250	250	3 000
Marketing and advertising	290	290	290	290	290	290	290	290	290	290	300	300	3 500
Staff hiring	240	240	240	240	240	240	240	240	240	240	250	250	2 900
VR studio rent	200	200	200	200	200	200	200	200	200	200	200	200	2 400
Office equipment	150	150	150	150	150	150	150	150	150	150	150	150	1 800
Cash flow	22 920	20 840	18 760	16 680	14 600	12 520	10 440	8 360	6 280	4 200	2 100	0	0

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Profit and loss 1 year (USD) - average forecast

Use of funds by month	1	2	3	4	5	6	7	8	9	10	11	12	1 year
Proceeds	50 000	0	0	0	0	0	0	0	0	0	0	0	50 000
Operations activities & Costs	4 150	4 150	4 150	4 150	4 150	4 150	4 150	4 150	4 200	4 200	4 200	4 200	50 000
SEC public reporting costs	800	800	800	800	800	800	800	800	800	800	800	800	9 600
Digital platform development	500	500	500	500	500	500	500	500	500	500	500	500	6 000
Programmers and developers	200	200	200	200	200	200	200	200	200	200	200	200	2 400
Filming equipment and software	600	600	600	600	600	600	600	600	600	600	600	600	7 200
Marketing and advertising	600	600	600	600	600	600	600	600	600	600	600	600	7 200
Staff hiring	500	500	500	500	500	500	500	500	500	500	500	500	6 000
VR studio rent	450	450	450	450	450	450	450	450	500	500	500	500	5 600
Office equipment	400	400	400	400	400	400	400	400	400	400	400	400	4 800
Statistical data acquisition	100	100	100	100	100	100	100	100	100	100	100	100	1 200
Cash flow	45 850	41 700	37 550	33 400	29 250	25 100	20 950	16 800	12 600	8 400	4 200	0	0

Profit and loss 1 year (USD) - real forecast

Use of funds by month	1	2	3	4	5	6	7	8	9	10	11	12	1 year
Proceeds	75 000	0	0	0	0	0	0	0	0	0	0	0	75 000
Operations activities & Costs	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	6 250	75 000
SEC public reporting costs	800	800	800	800	800	800	800	800	800	800	800	800	9 600
Digital platform development	800	800	800	800	800	800	800	800	800	800	800	800	9 600
Programmers and developers	400	400	400	400	400	400	400	400	400	400	400	400	4 800
Technical documentation	100	100	100	100	100	100	100	100	100	100	100	100	1 200
Filming equipment and software	800	800	800	800	800	800	800	800	800	800	800	800	9 600
Marketing and advertising	800	800	800	800	800	800	800	800	800	800	800	800	9 600
Staff hiring	700	700	700	700	700	700	700	700	700	700	700	700	8 400
VR studio rent	800	800	800	800	800	800	800	800	800	800	800	800	9 600
Office equipment	600	600	600	600	600	600	600	600	600	600	600	600	7 200
Consulting	200	200	200	200	200	200	200	200	200	200	200	200	2 400
Market analysis, R @ D	150	150	150	150	150	150	150	150	150	150	150	150	1 800
Statistical data acquisition	100	100	100	100	100	100	100	100	100	100	100	100	1 200
Cash flow	68 750	62 500	56 250	50 000	43 750	37 500	31 250	25 000	18 750	12 500	6 250	0	0

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Profit and loss 1 year (USD) - optimal forecast

Use of funds by month	1	2	3	4	5	6	7	8	9	10	11	12	1 year
Proceeds	100 000	0	0	0	0	0	0	0	0	0	0	0	100 000
Operations activities & Costs	8 330	8 330	8 330	8 330	8 330	8 330	8 330	8 330	8 340	8 340	8 340	8 340	100 000
SEC public reporting costs	800	800	800	800	800	800	800	800	800	800	800	800	9 600
Digital platform development	1 000	1 000	1 000	1 000	1 000	1 000	1 000	1 000	1 000	1 000	1 000	1 000	12 000
Programmers and developers	600	600	600	600	600	600	600	600	600	600	600	600	7 200
Technical documentation	100	100	100	100	100	100	100	100	100	100	100	100	1 200
Filming equipment and software	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	13 200
Marketing and advertising	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	13 200
Staff hiring	1 000	1 000	1 000	1 000	1 000	1 000	1 000	1 000	1 000	1 000	1 000	1 000	12 000
VR studio rent	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	13 200
Office equipment	900	900	900	900	900	900	900	900	900	900	900	900	10 800
Consulting	200	200	200	200	200	200	200	200	200	200	200	200	2 400
Market analysis, R @ D	150	150	150	150	150	150	150	150	150	150	150	150	1 800
Statistical data acquisition	100	100	100	100	100	100	100	100	100	100	100	100	1 200
Server equipment rental	100	100	100	100	100	100	100	100	100	100	100	100	1 200
Translation	80	80	80	80	80	80	80	80	90	90	90	90	1 000
Cash flow	91 670	83 340	75 010	66 680	58 350	50 020	41 690	33 360	25 020	16 680	8 340	0	0

We cannot guarantee that when we carry out planned operations, we will remain afloat. If we are unable to successfully implement our plans, we may use up the proceeds from this offering faster than anticipated and will be in need of additional funding sources. At the present time, we have not made any arrangements to raise significant cash other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise it, or we will cease operations entirely. Even if we raise $100,000 from this offering, which we expect should keep us afloat for a year, we may still need more funds for business operations thereafter; thus, we would have to revert to obtaining additional money.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

25

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Beside from a going concern qualification on the Company’s financial statements for the fiscal year ended February 28, 2022, the report of our auditor on the audited financial statements of the Company for the fiscal year ended February 28, 2022, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended February 28, 2022, the Company nor anyone acting on its behalf consulted the Auditor Entity with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the Auditor Entity concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serve until a successor is duly appointed and qualified, or until he or she is removed from office. The Company is currently in the process of forming an audit committee with a particular role to act independently from the executive and ensure that shareholders' interests are adequately protected concerning financial reporting and internal control.

Our founder’s educational background, experience, and qualifications make us believe that he is very well qualified for the directorship of our company.

The name, address, age, and position of our officer and director is set forth below:

Name and Address	Age	Position(s)

Kenneth Tindall	41	Sole Officer, Director, Control Person
4 Fall Park Court, Leeds LS13 2LP, U.K.

Kenneth Tindall has been holding the above-stated positions since the inception of the Company and is expected to hold them until the next annual meeting of our stockholders. Thereby, Mr. Tindall is currently the Director, the CFO and Secretary of MEDIES.

Background Information About our Officer/Director

Our founder Mr. Kenneth Tindall has served as the Company’s Director, Secretary, and Treasurer since its incorporation on February 08, 2022. He is an internationally renowned and award-winning choreographer, in residence for Northern Ballet and its Artistic Director of Digital.

Employment History

2021 - present-day:

Artistic Lead – shaping the artistic and collaborative megaproject offer on behalf of Northern Ballet for Leeds UK 2023.

2020 - present-day:

Leeds Creative Lab Selected Artist as part of Leeds University Cultural Institute Creative Laboratory. A ground breaking program that pairs creative professionals with researchers from higher academic institutions.

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2018 - present-day:

Artistic Director of DIGITAL. Generating the artistic vision and strategic and business planning for this project with international of international scope. Responsible for curating, commissioning, and engaging with both established and upcoming choreographers. Tasked with increasing the company’s profile and reach. Producing artistic work of exceptional standard, content, and originality. Ensuring the made-for-digital content aligns with Northern Ballet's digital strategy, audience development, the creative case for diversity, and overall ambitions. Researching the latest developments in cutting-edge digital technology and governing values of the organization as a world-class narrative ballet company.

2018 - present-day:

Choreographer in residence. Engaged to create a range of bespoke work for Northern Ballet in three main areas, full length, one-act, and digital artistic content. Creating work rooted in classical dance language that challenges the dancers/performers and pushes their audiences to a better understanding of narrative dance work. All in order to identify, guide, support, and mentor upcoming talent. Staying at the forefront of the latest developments within the ballet realm and situating Northern Ballet within it, while working to keep the theatre commercially competitive and artistically world-class.

2015 - present-day:

Freelance choreographer with an objective to cultivate relationships with ballet, dance, arts, and digital art organizations. Creating original and high-quality work that ranges from a contemporary site-specific workpiece to full-length theatre productions for traditional proscenium arch theatre settings.

Credentials

•	UK National Dance Awards Critics' Circle Nomination 2020, Best Classical Choreography
•	Board member for Dance City, 2021
•	Judging panel member for English National Ballets, Emerging Dancer Competition, 2020
•	EGO Creative director and producer, multi award-nominated film, winner of the Accolade Global film competition with the Award of Excellence
•	Winner of the Broadway World UK Awards, for Outstanding Achievement in a New Dance Productions with Casanova.
•	Choreographer and mentor for the BBC Young Dancer Competition finals 2019
•	Dance Europe Critics' Choice Best World Premiere 2017 for Casanova, 2014 for The Architect, and 2013 for Luminous Juncture.
•	Tanz Theatre Magazine Critics' Choice Production of the Year 2017 for Casanova,
•	Choreographer of the Year, 2017 and Best Choreographer for The Architect, 2015
•	Judge for the ballet rounds on the BBC Young Dancers Competition, 2017
•	National Dance Awards Critics' Circle Nomination 2015, Emerging Artist Awards
•	Member of the steering group and the Artistic Advisory group for the European Capital of Culture 2023 bid.
•	Patron and advisor to the Moorland International Ballet School, Lancashire
•	Taglioni European Ballet Awards 2014, Nomination for Best Young Choreographer
•	The Production Prize at the International Choreographic Competition Hannover 2012 for Project #1

Mr. Tindall is an alumnus of Central School of Ballet (U.K.), with a degree in Professional Dance and Performance.

Involvement in Certain Legal Proceedings

Mr. Tindall has not been the subject of any events that occurred during the past ten years that are material to an evaluation of the ability or integrity of a director, person nominated to become a director or executive officer of a company such as ours, as it is required to be reported by Item 401(f) and (g) of Regulation S-K, including the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Tindall was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Tindall’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a)of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors, and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners comply within a timely fashion.

EXECUTIVE COMPENSATION

Currently Mr. Tindall does not draw salary from the Company. There is no planned or non-planed compensation awarded to, earned by, or paid to the named executive officer. This is likely to change in the future, as we may approve a salary when, or if, the Company starts generating revenue. But so far, no such plan has been approved. We do not currently have any company benefits, such as health or life insurance available.

Summary Compensation Table (1)

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total

Kenneth Tindall, Director	2022	0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Kenneth Tindall	0	0	0	0	0	0	0	0	0

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Officer Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Kenneth Tindall	0	0	0	0	0	0	0

Option Grants
There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value
There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan ("LTIP") Awards
There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

If agreed, directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to or accrued to, our director in such capacity yet.

Employment Agreements

There are currently no employment agreements in place.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, (which we cannot guarantee), as well as at 75%, 50%, and 25% levels of sales. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Assuming 100% of shares sold in the Offering:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering

Kenneth Tindall	4,000,000	4,000,000	100%	28.57%
4 Fall Park Court, Leeds LS13 2LP U.K.

All Officers and Directors as a Group	4,000,000	4,000,000	100%	28.57%

Assuming 75% shares sold in the Offering:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering

Kenneth Tindall	4,000,000	4,000,000	100%	34.78%
4 Fall Park Court, Leeds LS13 2LP U.K.

All Officers and Directors as a Group	4,000,000	4,000,000	100%	34.78%

Assuming 50% shares sold in the Offering:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering

Kenneth Tindall	4,000,000	4,000,000	100%	44.44%
4 Fall Park Court, Leeds LS13 2LP U.K.

All Officers and Directors as a Group	4,000,000	4,000,000	100%	44.44%

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Assuming 25% shares sold in the Offering:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering

Kenneth Tindall	4,000,000	4,000,000	100%	61.54%
4 Fall Park Court, Leeds LS13 2LP U.K.

All Officers and Directors as a Group	4,000,000	4,000,000	100%	61.54%

Future Sales by Existing Stockholders

A total of 4,000,000 shares have been issued to the existing stockholder, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, restricted shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Our shareholders will not be permitted to use Rule 144 if we are deemed to be a shell company. We are not a shell company, but rather a start-up company, as we have a definite business plan and have undertaken substantial business activities such as to engage with our suppliers and potential partners – which our two formal agreements demonstrate.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

Our sole officer/director, Kenneth Tindall, has purchased 4,000,000 shares of the company’s common stock, valued at 0.0001 per share, for the amount of $400.

As of May 31, 2022 and February 28, 2022, the Company had a loan outstanding with Mr. Tindall (a related party loan) amounting to $43,811 and $40,311 respectively. Our sole officer and director Mr. Tindall loaned the Company till May 31, 2022 the total of $43,811. The loan is non-interest bearing, it is due upon demand after February 10, 2024 and it is unsecured. No principle of this loan has been repaid yet to the Company. Any portion of the loan is not due to be repaid before February 10, 2024.

The Item 404(b) of Regulation S-K requires disclosure of the material features of a company’s policies and procedures for the review, approval or ratification of related party transactions (referred to as "related person" transactions in Item 404). MEDIES, indeed, is guided by this regulation. MEDIES addresses items that the given regulation deems appropriate, including the following considerations:

1. The types of transactions covered by the policies and procedures;

2. The standards to be applied pursuant to the policies and procedures;

3. The persons or groups of persons on the board of directors or otherwise who are responsible for applying the policies and procedures;

4. Whether the policies and procedures are in writing and, if not, how they are evidenced.

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RELATED PARTY TRANSACTION POLICIES AND PROCEDURES

POLICY

It is the policy of the Board of Directors (the “Board”) of MEDIES (the “Company”) that all Related Party Transactions, as that term is defined in this policy, shall be subject to review in accordance with the procedures set forth below. The Board has determined that the Audit Committee (the “Committee”) is best suited to review all Related Party Transactions. The Company is currently in the process of forming an audit committee with a particular role to act independently from the executive, and to ensure that the interests of shareholders are properly protected in relation to financial reporting and internal control.

PROCEDURES

The Committee shall review the material facts of all Related Party Transactions and may also approve or disapprove of the entry into the Related Party Transaction. Where advance Committee review of a Related Party Transaction is not feasible or has otherwise not been obtained, then the Related Party Transaction shall be reviewed subsequently by the Committee (and such transaction may be ratified subsequently by the Committee). The Committee may also disapprove of a previously entered into Related Party Transaction and may require that management of the Company take all reasonable efforts to terminate, unwind, cancel or annul the Related Party Transaction. In connection with its review of a Related Party Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no equal to the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the Related Party Transaction.

Management shall present to the Audit Committee the following information, to the extent relevant, with respect to actual or potential Related Party Transactions:

1. A general description of the transaction(s), including the material terms and conditions.

2. The name of the Related Party and the basis on which such person or entity is a Related Party.

3. The Related Party’s interest in the transaction(s), including the Related Party’s position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction(s).

4. The dollar value of the transaction(s), and the dollar value of the Related Party’s interest in the transaction(s) without regard to amount of profit or loss.

5. In the case of a lease or other transaction providing for periodic payments or installments, the aggregate amount of all periodic payments or installments expected to be made.

6. In the case of indebtedness, the aggregate amount of principal to be outstanding and the rate or amount of interest to be payable on such indebtedness.

7. Any other material information regarding the transaction(s) or the Related Party’s interest in the transaction(s).

Each director who is a Related Party with respect to a particular Related Party Transaction shall disclose all material information to the Committee concerning such Related Party Transaction and his or her interest in such transaction. The Audit Committee or the Board of Directors may recommend the creation of a special committee to review any Related Party Transaction.

This Policy is intended to augment and work in conjunction with other Company policies having any code of conduct, code of ethics and/or conflict of interest provisions.

32

DEFINITIONS

A “Related Party Transaction” is any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

(a)	any aggregate amount involved since the beginning of the Company’s last completed fiscal year,

(b)	the Company or any of its subsidiaries is a participant, and

(c)	any Related Party has or will have a direct or indirect interest.

A “Related Party” is any:

(a)

person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director,

(b)	greater than 5% beneficial owner of the Company’s common stock, or

(c)

Immediate Family Member of any of the foregoing. An “Immediate Family Member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify a director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the Director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement, and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

33

MEDIES

CONDENSED AUDITED FINANCIAL STATEMENT (RESTATED)

FOR THE YEAR ENDED FEBRUARY 28, 2022

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Medies Inc.

Cheyenne, Wyoming

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Medies, Inc. (the “Company”) as of February 28, 2022, the related statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Correction of a Misstatement in Previously Issued Financial Statements

As discussed in Note 3 to the financial statements, the February 2022 financial statements have been restated to correct a misstatement.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/Bush & Associates CPA LLC.

Henderson, Nevada

July 18, 2022

F-2

MEDIES

BALANCE SHEET

(RESTATED)

ASSETS
Current Assets
Cash & cash equivalents	$400
Total current assets	400
Intangibles (net)	26,659
Non-current Assets
Office Equipment	38,513
Total non-current assets	38,513
TOTAL ASSETS	$65,572
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loans from related parties	$40,311
Total current liabilities	40,311
Non-Current Liabilities
Accounts Payable	$25,500
Total non-current liabilities	25,500
Total Liabilities	$65,811
Stockholders’ Equity (Deficit)
Common stock, $0.0001 par value, 90,000,000 shares authorized;
4,000,000 shares issued and outstanding	400
Additional Paid-In-Capital	0
Accumulated Deficit	(639)
Total Stockholders’ equity (deficit)	$(239)
Total Liabilities and Stockholders’ Equity (Deficit)	$65,572

The accompanying notes are an integral part of these financial statements.

F-3

MEDIES

STATEMENTS OF OPERATIONS

(RESTATED)

For the period from February 08, 2022 to February 28, 2022

Revenue
Cost of revenue	$–
Gross Profit	–

Operating Expenses
General and administrative expenses	639
Total Operating expenses	(639)
Income (Loss) before provision for income taxes	(639)

Provision for income taxes	–

Net income (loss)	$(639)

Income (loss) per common share: Basic and diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding: Basic and diluted	3,052,532

The accompanying notes are an integral part of these financial statements.

F-4

MEDIES

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

(RESTATED)

FOR THE PERIOD FROM FEBRUARY 08, 2022 TO FEBRUARY 28, 2022

	Number of Common Shares	Amount	Additional Paid-In Capital	Deficit accumulated	Total

Balance at February 08, 2022	–	$–	$–	$–	$–
Shares issued at $0.0001	4,000,000	400	–	–	400
Net loss	–	–	–	(639)	(639)
Balances as of February 28, 2022	4,000,000	$400	$–	$(639)	$(239)

The accompanying notes are an integral part of these financial statements.

F-5

MEDIES

STATEMENTS OF CASH FLOWS

(RESTATED)

For the period from February 08, 2022 to February 28, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(639)
Adjustment as of non-cash items
Amortization	21
Depreciation	417
Changes in operating assets and liabilities	–
Net cash provided by (used in) Operating activities	(201)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangibles & non-current assets	(65,610)
Net cash provided by (used in) Investing activities	(65,610)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	400
Proceeds of loan from shareholder	40,311
Accounts Payable	25,500
Net cash provided by Financing activities	66,211

Increase (decrease) in cash and equivalents	400

Cash and equivalents at beginning of the period	–
Cash and equivalents at end of the period	$400
Supplemental cash flow information:
Cash paid for:
Interest	$–
Taxes	$–

The accompanying notes are an integral part of these financial statements.

F-6

MEDIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM FEBRUARY 08, 2022 TO FEBRUARY 28, 2022

NOTE 1 – ORGANIZATION AND BUSINESS

MEDIES. (the “Company”) is a corporation established under the corporation laws in the State of Wyoming on February 08, 2022. Company intends to commence operations concerning a unique motion picture streaming service in the domain of visual arts and metaverse.

The Company has adopted February 28 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of February 28, 2022 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (February 08, 2022) to February 28, 2022 of $639. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – ACCOUNTING CHANGES AND ERRORS

The Company made an accounting error during the period. The Company misclassified capitalized assets as inventory available for resale. This accounting error affected net income for the current period with the addition of amortization and depreciation expense, which amount to $438.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Stock-Based Compensation

As of February 28, 2022, the Company has not issued any stock-based payments to its employees.

F-7

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 28, 2022.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accounts payable and related party loan payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Inventories

Inventories are stated at average cost, subject to the lower of cost or net realizable value. Cost includes materials, labor, and manufacturing overhead related to the purchase and production of inventories. Net realizable value is the estimated selling price less estimated costs of completion, disposal, and transportation. We regularly review inventory quantities on hand, future purchase commitments with our suppliers, and the estimated utility of our inventory. If our review indicates a reduction in utility below carrying value, we reduce our inventory to a new cost basis through a charge to cost of revenue.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Revenue Recognition

We adopted Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers”, and all related interpretations for recognition of our revenue from sale of tangible and intangible products and services.

F-8

Revenue is recognized when the following criteria are met:

-	Identification of the contract, or contracts, with customer;
-	Identification of the performance obligations in the contract;
-	Determination of the transaction price;
-	Allocation of the transaction price to the performance obligations in the contract; and
-	Recognition of revenue when, or as, we satisfy performance obligation.

Revenue is recognized net of allowances for returns and any taxes collected from customers, which are subsequently remitted to governmental authorities.

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. The cost comprises purchase price, borrowing costs, if capitalization criteria are met and directly attributable cost of bringing the asset to its working condition for the intended use. Any subsidy/reimbursement/contribution received for installation and acquisition of any fixed assets is shown as deduction in the year of receipt. Capital work- in progress is stated at cost.

Subsequent expenditure related to an item of fixed assets is added to its book value only if it increases the future benefits from the existing asset beyond its previously assessed standard of performance. All other expenses on existing fixed assets, including day-to-day repairs and maintenance expenditure and cost of replacing parts, are charged to the Statement of Profit and Loss for the period during which such expenses are incurred.

Gains or losses arising from de-recognition of fixed assets are measured as the difference between the net disposal proceeds and the carrying amount of the assets derecognized.

The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Office Equipment – 3 years

Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.   The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

NOTE 5 – EQUIPMENT (NET)

The Company acquired equipment on February 10, 2022 for $38,930.

The Company depreciates its property using straight-line depreciation over the estimated useful life of 5 years.

For the year ended February 28, 2022 the company recorded $417 in depreciation expense. From inception (February 08, 2022) through February 28, 2022 the company has recorded a total of $417 in depreciation expense.

NOTE 6 – INTANGIBLE ASSETS

The Company acquired intangible assets consisting of various computer software totalling $1,180 as well as intangible assets in the form of the Meta Movement website, related intellectual property, and the property rights, at a value of $25,500. The Company amortize its intangible using straight-line depreciation over the estimated useful life of 3 years.

For the year ended February 28, 2022 the company recorded $21 in amortization expense. From inception (February 08, 2022) through February 28, 2022 the company has recorded a total of $21 in amortization expense.

NOTE 7 – CAPITAL STOCK

The Company has 90,000,000 shares of common stock authorized with a par value of $0.0001 per share.

In February 2022, the Company issued 4,000,000 shares of its common stock at $0.0001 per share for total proceeds of $400.

F-9

As of February 28, 2022, the Company had 4,000,000 shares issued and outstanding.

NOTE 8 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities.

Since inception (February 08, 2022) through February 28, 2022, the Company’s sole officer and director loaned the Company $40,110 in exchange for assets & $201 to pay for incorporation costs. As of February 28, 2022, the amount outstanding was $40,311. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 9 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 21% for the period ended February 28, 2022 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$(134)
Change in valuation allowance	134
$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at February 28, 2022 are as follows:

Deferred tax assets:
Net operating loss	$(134)
Valuation allowance	134
$–

The Company has approximately $639 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2041. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 10 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events to the date these financial statements were issued and has determined that there are no items to disclose.

F-10

MEDIES

CONDENSED UNAUDITED FINANCIAL STATEMENT

FOR THE QUARTER ENDED MAY 31, 2022

F-11

MEDIES

BALANCE SHEETS

	May 31, 2022 (Unaudited)	February 28, 2022 (Audited)
ASSETS
Current Assets
Cash & cash equivalents	$400	$400
Total current assets	400	400

Intangibles (net)	24,436	26,659
Non-Current assets
Equipment (net)	36,566	38,513
Total non-Current assets	36,566	38,513
TOTAL ASSETS	$61,402	$65,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$2,269	$–
Loans from related parties	43,811	40,311
Total current liabilities	46,080	40,311
Non-Current Liabilities
Accounts Payable	25,500	25,500
Total non-current liabilities	25,500	25,500
Total Liabilities	71,580	65,811

Stockholders’ Equity (Deficit)
Common stock, $0.0001 par value, 90,000,000 shares authorized;
4,000,000 shares issued and outstanding	400	400
Additional Paid-In-Capital	–	–
Accumulated Deficit	(10,578)	(639)
Total Stockholders’ equity (deficit)	(10,178)	(239)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$61,402	$65,572

The accompanying notes are an integral part of these financial statements.

F-12

MEDIES

STATEMENT OF OPERATIONS

(UNAUDITED)

THREE MONTHS ENDED MAY 31, 2022
Revenue
Cost of revenue	$–
Gross Profit	–

Operating Expenses
General and administrative expenses	9,939
Total Operating expenses	(9,939)
Income (Loss) before provision for income taxes	(9,939)

Provision for income taxes	–

Net income (loss)	$(9,939)

Income (loss) per common share: Basic and diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding: Basic and diluted	4,000,000

The accompanying notes are an integral part of these financial statements.

F-13

MEDIES

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

FROM FEBRUARY 08, 2022 TO MAY 31, 2022

(UNAUDITED)

	Number of Common Shares	Amount	Additional Paid-In-Capital	Deficit accumulated	Total
Balance at February 08, 2022	–	$–	$–	$–	$–
Shares issued at $0.0001	4,000,000	400	–	–	400
Net loss	–	–	–	(639)	(639)
Balances as of February 28, 2022	4,000,000	400	$–	$(639)	$(239)

Net loss for the period	–	–	$–	$(9,939)	$(9,939)
Balances as of May 31, 2022	4,000,000	400	$–	$(10,578)	$(10,178)

The accompanying notes are an integral part of these financial statements.

F-14

MEDIES

STATEMENT OF CASH FLOWS

(UNAUDITED)

THREE MONTHS ENDED MAY 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,939)
Adjustment as of non-cash items;
Depreciation	1,947
Amortization	2,223
Changes in operating assets and liabilities
Increase in accrued expenses	2,269
Net cash provided by (used in) Operating activities	(3500)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of non-current assets	–
Net cash provided by (used in) Investing activities	–

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	–
Proceeds of loan from shareholder	3,500
Proceeds from Accounts Payable	–
Net cash provided by Financing activities	3,500
Increase (decrease) in cash and equivalents	400
Cash and equivalents at beginning of the period	–
Cash and equivalents at end of the period	$400
Supplemental cash flow information:
Cash paid for:
Interest	$–
Taxes	$–

The accompanying notes are an integral part of these financial statements.

F-15

MEDIES

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED MAY 31, 2022

NOTE 1 – ORGANIZATION AND BUSINESS

MEDIES. (the “Company”) is a corporation established under the corporation laws in the State of Wyoming on February 08, 2022. Company intends to commence operations concerning a unique motion picture streaming service in the domain of visual arts and metaverse.

The Company has adopted February 28 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of May 31, 2022 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (February 08, 2022) to May 31, 2022 of $10,578. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

F-16

Stock-Based Compensation

As of May 31, 2022, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31, 2022.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accounts payable and related party loan payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Revenue Recognition

We adopted Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers”, and all related interpretations for recognition of our revenue from tours and services. Previously we recorded revenue based on ASC Topic 605. Adoption of new accounting standard did not have any material impact on our reported revenue.

F-17

Revenue is recognized when the following criteria are met:

-	Identification of the contract, or contracts, with customer;
-	Identification of the performance obligations in the contract;
-	Determination of the transaction price;
-	Allocation of the transaction price to the performance obligations in the contract; and
-	Recognition of revenue when, or as, we satisfy performance obligation.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. The cost comprises purchase price, borrowing costs, if capitalization criteria are met and directly attributable cost of bringing the asset to its working condition for the intended use. Any subsidy/reimbursement/contribution received for installation and acquisition of any fixed assets is shown as deduction in the year of receipt. Capital work- in progress is stated at cost.

Subsequent expenditure related to an item of fixed assets is added to its book value only if it increases the future benefits from the existing asset beyond its previously assessed standard of performance. All other expenses on existing fixed assets, including day-to-day repairs and maintenance expenditure and cost of replacing parts, are charged to the Statement of Profit and Loss for the period during which such expenses are incurred.

Gains or losses arising from de-recognition of fixed assets are measured as the difference between the net disposal proceeds and the carrying amount of the assets derecognized.

The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Office Equipment – 3 years

Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.   The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

NOTE 4 – EQUIPMENT (NET)

Company acquired equipment as on February 10, 2022 for $38,930.

The Company depreciates its property using straight-line depreciation over the estimated useful life of 5 years.

F-18

For the quarter ended May 31, 2022 the company recorded $1,947 in depreciation expense. From inception (February 08, 2022) through May 31, 2022 the company has recorded a total of $2,364 in depreciation expense.

NOTE 5 – INTANGIBLE ASSETS

Company acquired Intangible consisting of various software of $1,180 as on February 10, 2022 while Intangible consisting of website (Meta Movement & related property rights) of $25,500 was purchased as on February 28, 2022.  The Company amortize its intangibles using straight-line depreciation over the estimated useful life of 3 years.

For the quarter ended May 31, 2022 the company recorded $2,223 in amortization expense. From inception (February 08, 2022) through May 31, 2022 the company has recorded a total of $2,244 in amortization expense.

NOTE 6 – CAPTIAL STOCK

The Company has 90,000,000 shares of common stock authorized with a par value of $0.0001 per share.

In February 2022, the Company issued 4,000,000 shares of its common stock at $0.0001 per share for total proceeds of $400.

As of May 31, 2022, the Company had 4,000,000 shares issued and outstanding.

NOTE 7 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities.

Since inception (February 08, 2022) through May 31, 2022, the Company’s sole officer and director loaned the Company $40,110 in exchange for assets & $3,701 was paid on behalf of company’ professional and legal fee. As of May 31, 2022, the amount outstanding was $43,811. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 8 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 21% for the period ended May 31, 2022 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$(2,087)
Change in valuation allowance	2,087
$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at February 28, 2022 are as follows:

Deferred tax assets:
Net operating loss	$(2,087)
Valuation allowance	2,087
$–

F-19

The Company has approximately $10,578 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2041. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 9 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events to the date these financial statements were issued and has determined that there are no items to disclose.

F-20

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Projected expenses in relation to this prospectus and distribution are as follows:

Legal and Professional Fees	1,100
Accounting and auditing	3,150
EDGAR Filings	500
TOTAL	$4,750

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of her position, if she acted in good faith and in a manner,  she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On February 08, 2022 the Company issued a total of 4,000,000 shares of common stock to Kenneth Tindall for the amount of $400.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

II-1

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description
3.1*	Articles of Incorporation
3.2*	Bylaws
5.1*	Opinion re: Legality
10.1*	Partnership Agreement I
10.2*	Partnership Agreement II
10.3*	Asset Purchase Agreement I
10.4*	Asset Purchase Agreement II
10.5**	Loan Confirmation dated February 10, 2022
10.6***	Loan Confirmation dated July 26, 2022
23.1***	Consent of Independent Auditor
23.2*	Consent of Counsel (See Exhibit 5.1)
99.1*	Director’s Private Placement Subscription Agreement
99.2*	Form of Shareholders Subscription Agreement
107*	Filing Fee Table

_____________________

*	incorporated by reference to the S-1 filed with the SEC on April 15, 2022.
**	incorporated by reference to the S-1/A filed with the SEC on May 23, 2022.
***	incorporated by reference to the S-1/A filed with the SEC on July 19, 2022.
****	filed herewith

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action,suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 4, 2022.

MEDIES, Registrant

By:	/s/ Kenneth Tindall
CEO, CFO and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: August 4, 2022	By:	/s/ Kenneth Tindall (Registrant)
CEO, CFO and Principal Accounting Officer

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